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Exhibit 10.24

          Indenture Agreement with respect to Capital Notes dated
          April 10, 1995.
     84
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     This Indenture Agreement contains the same terms, conditions and provisions as set forth in the Indenture Agreement dated April 8, 1994 (Exhibit 10.23, which is incorporated by reference from Form 10-K of Brenton Banks, Inc., for the year ended December 31, 1994), except for series number, maturity date and date executed.
     85